UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 240.14a-12

STIFEL FINANCIAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

[Stifel Financial Corp. Logo]

STIFEL FINANCIAL CORP.
One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102

(314)342-2000

April 7, 2006

To the Stockholders of
Stifel Financial Corp.:

Dear Stockholder:

We cordially invite you to attend Stifel Financial Corp.'s annual stockholders' meeting. The meeting will be held on Tuesday, May 9th, 2006, at 11 a.m. on the 2nd Floor, One Financial Plaza, 501 North Broadway, St Louis, Missouri. One Financial Plaza is located on the southwest corner of Washington and Broadway in downtown St. Louis.

At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

Thank you for your support of Stifel.

Sincerely,

/s/ Ronald J. Kruszewski

Ronald J. Kruszewski
Chairman of the Board and Chief Executive Officer

This proxy statement and the accompanying proxy card are
being mailed to Stifel stockholders beginning about April 7, 2006.

Even though you may plan to attend the meeting in person,
please mark, date, and execute the enclosed proxy and mail it promptly.
A postage-paid return envelope is enclosed for your convenience.

[Stifel Financial Corp. Logo]

STIFEL FINANCIAL CORP.
One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(314)342-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 9, 2006

St. Louis, Missouri
April 7, 2006

Dear Stockholder:

The annual meeting of stockholders of Stifel Financial Corp. will be held on the 2nd Floor, One Financial Plaza, 501 North Broadway, St. Louis, Missouri, on Tuesday, May 9th, 2006, at 11:00 a.m., for the following purposes:

1. To elect four Class II directors to hold office for a term of three years or until their successors shall have been duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2006; and

3. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

Our board of directors has fixed the close of business on March 16, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment thereof. A stockholder list dated as of the record date will be available for inspection by any stockholder at our offices in St. Louis, Missouri for ten days prior to the annual meeting.

We cordially invite you to attend the annual meeting. Even if you plan to be present at the meeting in person, you are requested to date, sign and return the enclosed proxy card in the envelope provided so that your shares will be represented. The mailing of an executed proxy card will not affect your right to vote in person should you later decide to attend the annual meeting.
By Order of the Board of Directors.

/s/ Marcia J. Kellams
Marcia J. Kellams, Secretary

April 7, 2006
St. Louis, Missouri

This proxy statement and the accompanying proxy card are
being mailed to Stifel stockholders beginning about April 7, 2006.

ABOUT THE ANNUAL MEETING

WHO IS SOLICITING MY VOTE?

Our board of directors is soliciting your vote at the 2006 annual meeting of stockholders.

WHAT WILL I BE VOTING ON?

  Election of directors (see page 5).

  Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2006 (see page 23).

HOW MANY VOTES DO I HAVE?

You will have one vote for every share of common stock you owned on the record date, March 16, 2006, for each of the directors to be elected and on each other proposal presented at the annual meeting. There is no cumulative voting in the election of directors.

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

11,792,967, consisting of one vote for each of the shares of common stock that were outstanding on the record date.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

5,896,484 votes, which represents a majority of the votes that can be cast at the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

DOES ANY SINGLE STOCKHOLDER CONTROL AS MUCH AS 5 PERCENT OF ANY CLASS OF STIFEL'S COMMON STOCK?

There are four stockholders that beneficially own over 5 percent of our common stock (see page 5).

HOW DO I VOTE?

You can vote either by proxy with or without attending the annual meeting or in person at the annual meeting.

To vote by proxy, you must either:

  If your shares are registered in your name at UMB Bank, N.A. (our transfer agent), you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

  If you hold your stock through a securities broker (that is, in street name), you must either:

    fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

    vote by telephone (instructions are on the proxy card), or vote by Internet (instructions are on the proxy card).

Our employees who participate in our employee benefit plans may vote on our Intranet or may have their proxy card mailed to them.

If you want to vote in person at the annual meeting, and you hold your stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

CAN I CHANGE MY VOTE?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone, Internet or Intranet, or send a written notice of revocation to our corporate secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

WHAT IS THE VOTE REQUIRED TO ELECT DIRECTORS OR TO APPROVE THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

  A plurality of votes cast is required to elect directors, therefore, the four nominees receiving the highest vote totals will be elected as directors.

  Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2006 requires the affirmative vote of a majority of the votes cast on the proposal.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

If you return a proxy card without indicating your vote, your shares will be voted for all of the nominees listed on the card and in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2006.

WHAT IF I VOTE "WITHHOLD AUTHORITY" OR "ABSTAIN"?

Shares voted to "withhold authority" in the election of directors will be deemed to be present at the meeting but not voted for a nominee. A vote to "abstain" on the proposal to ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2006 will be counted as a vote cast and will have the effect of a vote cast against the proposal.

CAN MY SHARES BE VOTED IF I DON'T RETURN MY PROXY CARD AND DON'T ATTEND THE ANNUAL MEETING?

If you don't vote your shares held in street name, your broker can, upon your authorization, vote your shares on any routine matter scheduled to come before the meeting.

The election of directors and the ratification of our independent registered public accounting firm are typically considered routine matters for voting purposes. If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don't give your broker instructions on how to vote your shares, the votes will be broker "non-votes," and will not be voted. Broker "non-votes" will not be counted, for the purpose of determining the number of shares represented at the meeting. If you don't vote your shares held in your name, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We don't know of any other matters that will be considered at the annual meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the meeting, we will vote the proxies against the proposal. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be good and may be voted at the postponed or adjourned meeting.

HOW CAN I ACCESS STIFEL'S PROXY MATERIALS AND ANNUAL REPORT ELECTRONICALLY?

This proxy statement and the 2005 annual report are available on our Internet site at www.stifel.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

STIFEL FINANCIAL CORP.
One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(314) 342-2000

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON TUESDAY, MAY 9, 2006

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Stifel Financial Corp. for use at the annual meeting of stockholders to be held on Tuesday, May 9, 2006, at 11:00 a.m., on the 2nd Floor, One Financial Plaza, 501 North Broadway, St. Louis, Missouri, and any adjournment thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders.

This proxy statement, the notice of annual meeting and the accompanying proxy card were first mailed to our stockholders on April 7, 2006.

All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of each of the nominees for director proposed by the board of directors in Proposal I, and in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2006 in Proposal II, each as recommended by the board of directors. A stockholder who executes a proxy may revoke it at any time before it is voted by delivering another proxy to us bearing a later date, by submitting written notice of such revocation to the corporate secretary or by personally appearing at the annual meeting and casting a vote in person. A majority of the outstanding shares of common stock present in person or by proxy will constitute a quorum at the annual meeting.

A plurality of the votes cast is required for the election of directors, which means that the four nominees for director receiving the highest vote totals will be elected as directors. As a result, a designation on the proxy that the stockholder is "withholding authority" to vote for any or all nominees does not have an effect on the results of the vote for the election of directors, although shares voted in this manner will be considered as present for quorum purposes. Each share will have one vote for the election of each director. There is no cumulative voting in the election of directors.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal. A vote to "abstain" on the proposal to ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2006 will be counted as a vote cast and will have the effect of a vote cast against the proposal. Broker "non-votes" will have no effect on the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are counted for purposes of determining whether a quorum exists only if such shares are voted on a matter presented at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The close of business on March 16, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On March 16, 2006, there were 11,792,967 shares of our common stock outstanding and entitled to vote.

Ownership of Directors, Nominees and Executive Officers

The following table sets forth information regarding the amount of common stock beneficially owned, as of March 16, 2006, by each of our directors, each nominee for election as a director, the executive officers named in the Summary Compensation Table and all of our directors and executive officers as a group:

Name	Number of Shares BeneficiallyOwned (1) (2)	Percent of Outstanding Common Stock (3)	Unvested Stock Units (4)
Ronald J. Kruszewski	653,634	5.35%	110,379
Scott B. McCuaig	308,648	2.58%	33,703
James M. Zemlyak	303,594	2.54%	34,305
James M. Oates	72,083	(5)	--
Richard J. Himelfarb (6)	70,535	(5)	60,000
Joseph A. Sullivan (8)	70,405	(5)	60,000
Thomas P. Mulroy (7)	70,000	(5)	60,000
Walter F. Imhoff	58,856	(5)	--
David D. Sliney	51,488	(5)	18,192
Bruce A. Beda	27,993	(5)	--
Charles A. Dill	27,969	(5)	--
Robert E. Lefton	25,150	(5)	--
Robert J. Baer	13,997	(5)	--
Richard F. Ford	11,938	(5)	--
John P. Dubinsky	9,834	(5)	--
Frederick O. Hanser	6,101	(5)	--
David M. Minnick	1,474	(5)	3,109
Directors and Executive Officers as a Group (17 persons)	1,783,699	14.08%	379,688

(1) Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his name.

(2) Includes the following shares that such persons and group have the right to acquire currently or within 60 days following March 16, 2006 upon the exercise of stock options: Mr. Kruszewski - 198,301; Mr. McCuaig - 128,536; Mr. Zemlyak - 114,669; Mr. Sliney - 29,268; Mr. Minnick - 600; and directors and executive officers as a group - 471,374. Also includes the following shares allocated to such persons and group under the Stifel Financial Corp. Stock Ownership Plan and Trust: Mr. Kruszewski - 446; Mr. McCuaig - 424; Mr. Zemlyak - 357; Mr. Imhoff - 205; Mr. Sliney - 589; Mr. Minnick - 20; and directors and executive officers as a group - 2,041. Also includes the following shares allocated to such persons and group underlying stock units vested currently or within 60 days following March 16, 2006: Mr. Kruszewski - 215,998; Mr. McCuaig - 51,865; Mr. Zemlyak - 48,827; Mr. Oates - 14,091; Mr. Sliney - 9,070; Mr. Dill - 12,991; Mr. Beda - 14,587; Mr. Lefton - 9,488; Mr. Ford - 3,834; Mr. Baer - 9,197; Mr. Dubinsky - 4,768; Mr. Hanser - 4,768; Mr. Minnick - 854; and directors and executive officers as a group - 400,338. Also includes the following shares allocated to such persons and group under the Stifel, Nicolaus & Company, Incorporated Profit Sharing 401(k) Plan: Mr. Zemlyak - 2,234; Mr. Himelfarb - 535; Mr. Sullivan - 405; Mr. Imhoff - 10; and directors and executive officers as a group - 3,184.

(3) Based upon 11,792,967 shares of common stock issued and outstanding as of March 16, 2006 and, for each director or officer or the group, the number of shares subject to options or stock units which the director or officer or the group has the right to acquire currently or within 60 days following March 16, 2006.

(4) Includes shares underlying stock units that such persons or group hold but which are not convertible to our common stock within the 60-day period after March 16, 2006 and, therefore, under the rules of the Securities and Exchange Commission, are not deemed to be "beneficially owned" as of March 16, 2006. The stock units generally will be transferred into common stock at the end of a three- to five-year period after the date of grant contingent upon the holder's continued employment with us.

(5) Shares beneficially owned do not exceed 1 percent of the outstanding shares of our common stock.

(6) Mr. Himelfarb became an executive officer and director on December 1, 2005.

(7) Mr. Mulroy became an executive officer and director on December 1, 2005.

(8) Mr. Sullivan became an executive officer and director on December 1, 2005.

Ownership of Certain Beneficial Owners

As of March 16, 2006, the following persons were the only persons known to us to be beneficial owners of more than 5 percent of our common stock:

Name and Address	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock

The Western and Southern Life Insurance Co. 400 Broadway Cincinnati, Ohio 45202	1,359,749 (1)	11.53%
George H. Walker III 5270 Budapest Place Dulles, Virginia 20189	670,544 (2)	5.69%
The Banc Funds Company, L.L.C. 208 South LaSalle Street Chicago, Illinois 60604	668,471 (3)	5.67%
Ronald J. Kruszewski 501 North Broadway St. Louis, Missouri 63102	653,634 (4)	5.35%

__________________________

(1) The information shown is based on a Schedule 13G, dated January 8, 1998, of Western and Southern Life Insurance Company. The number of shares beneficially owned has been adjusted to reflect the 5 percent stock dividends declared by us on each of January 20, 1998 and January 27, 1999, and a 4-for-3 stock split effective September 15, 2004. The information in the Schedule 13G indicates that Western and Southern has the sole power to vote and dispose of such shares.

(2) The information shown has been compiled from our internal records.

(3) The information shown is based on a Schedule 13G/A, dated January 27, 2006, of The Banc Funds Company, L.L.C. The information in the Schedule 13G indicates that Banc Fund V L.P., Banc Fund VI L.P. and Banc Fund VII L.P., investment entities related to The Banc Funds Company, L.L.C., have sole voting and dispositive power with respect to 320,394, 344,377 and 3,700 shares, respectively.

(4) See notes 1 and 2 to the Ownership of Directors, Nominees and Executive Officers table.

PROPOSAL I.
ELECTION OF DIRECTORS

In accordance with our by-laws, the board of directors has fixed the number of directors at fifteen, divided into three classes, with the terms of office of each class ending in successive years. The board of directors has nominated Charles A. Dill, Richard F. Ford, Richard J. Himelfarb and James M. Zemlyak for election as Class II directors to hold office until the 2009 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR the election of each nominee. The four nominees receiving the highest number of votes cast at the meeting will be elected as our directors in Class II for the term of such class. In the event any person listed as a nominee becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for the remaining nominees and any substitute nominee recommended by the board of directors.

There are currently five Class II directors serving on our board of directors. The board of directors has nominated four individuals to serve as Class II directors until the 2009 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal. The board of directors intends to reduce the number of directors on the board of directors to fourteen following the annual meeting of stockholders and accordingly, did not nominate a fifth individual for election as a Class II director. Shares represented by your proxy cannot be voted for more than four individuals to serve as Class II directors.

Certain information with respect to each of the nominees and each of the continuing directors is set forth below, including any positions they hold with us and our principal subsidiary, Stifel, Nicolaus & Company, Incorporated.

Name	Age	Positions or Offices with us and Stifel Nicolaus	Served as Director Continuously Since
CLASS II- NOMINEES FOR TERMS ENDING IN 2009
Charles A. Dill	66	Director of Stifel Financial Corp.	1995
Richard F. Ford	69	Director of Stifel Financial Corp.	1984
Richard J. Himelfarb	64	Senior Vice President of Stifel Financial Corp. and Executive Vice President and Director of Investment Banking of Stifel Nicolaus	2005
James M. Zemlyak	46	Senior Vice President, Chief Financial Officer and Treasurer of Stifel Financial Corp. and Executive Vice President, Co-Chief Operating Officer and Chief Financial Officer of Stifel Nicolaus	2004
CLASS III-DIRECTORS WITH TERMS ENDING IN 2007
John P. Dubinsky	62	Director of Stifel Financial Corp.	2003
Robert E. Lefton	74	Director of Stifel Financial Corp.	1992
Scott B. McCuaig	57	Senior Vice President of Stifel Financial Corp. and President and Co-Chief Operating Officer of Stifel Nicolaus	2001
James M. Oates	59	Director of Stifel Financial Corp.	1996
Joseph A. Sullivan	48	Senior Vice President of Stifel Financial Corp. and Executive Vice President and Director of Fixed Income Capital Markets of Stifel Nicolaus	2005
CLASS I- DIRECTORS WITH TERMS ENDING IN 2008
Robert J. Baer	68	Director of Stifel Financial Corp.	2002
Bruce A. Beda	65	Director of Stifel Financial Corp.	1997
Thomas P. Mulroy	44	Senior Vice President of Stifel Financial Corp. and Executive Vice President and Director of Equity Capital Markets of Stifel Nicolaus	2005
Frederick O. Hanser	63	Director of Stifel Financial Corp.	2003
Ronald J. Kruszewski	47	Chairman, President and Chief Executive Officer of Stifel Financial Corp. and Chairman and Chief Executive Officer of Stifel Nicolaus	1997

The following are brief summaries of the business experience during the past five years of each of the nominees for election as a director and our other directors whose terms of office as directors will continue after the annual meeting, including, where applicable, information as to the other directorships held by each of them.

Nominees
Charles A. Dill

Charles A. Dill has been a venture capital and private equity investor since November 1995. In addition to several direct private equity investments, Mr. Dill has been a general partner of Gateway Partners, L.P., a venture capital fund, since 1995 and of Two Rivers Associates, a private equity firm, since January 2003. From 1991 to 1995, Mr. Dill was the president, chief executive officer, and a director of Bridge Information Systems, Inc., a company providing online information and trading services. Mr. Dill is a director of two public companies - Zoltek Companies, Inc. and TransAct Technologies Incorporated - as well as four private companies. Mr. Dill is also a director of the John Allan Love Foundation.

Richard F. Ford

Richard F. Ford is General Partner of Gateway Associates L.P. a venture capital management firm he formed in 1984. Mr. Ford is also a director of Barry-Wehmiller Company, Knights Bridge, and TALX Corporation.

Richard J. Himelfarb

Richard J. Himelfarb has served as Senior Vice President and Director of the Company and Executive Vice President and Director of Investment Banking of Stifel Nicolaus since December 1, 2005. He is responsible for supervising our corporate finance investment banking activities. Prior to joining the Company, Mr. Himelfarb served as a director of Legg Mason, Inc. from November 1983. Mr. Himelfarb was elected Executive Vice President of Legg Mason and Legg Mason Wood Walker, Inc. in July 1995 and having previously served as Senior Vice President from November 1983.

James M. Zemlyak

James M. Zemlyak joined Stifel Nicolaus in February 1999. Mr. Zemlyak has been Senior Vice President, Chief Financial Officer and Treasurer of Stifel Financial Corp. since February 1999 and a director of Stifel Financial Corp. since 2004. Mr. Zemlyak has been Executive Vice President of Stifel Nicolaus since December 1, 2005, Co-Chief Operating Officer of Stifel Nicolaus since August 2002 and Chief Financial Officer and a member of the board of directors since February 1999. Prior thereto, Mr. Zemlyak was Senior Vice President of Stifel Nicolaus from February 1999 until December 1, 2005. Prior to joining the Company, Mr. Zemlyak served as Managing Director and Chief Financial Officer of Baird Financial Corporation from 1997 to 1999 and Senior Vice President and Chief Financial Officer of Robert W. Baird & Co., Incorporated from 1994 to 1999.

We recommend a vote "FOR" the election of each of our nominees for director.

Continuing Directors
John P. Dubinsky

John P. Dubinsky has been President and Chief Executive Officer of Westmoreland Associates, LLC, a financial consulting company, since 1999; President and Chief Executive Officer of CORTEX (Center of Research, Technology and Entrepreneurial Expertise) since 2003; President Emeritus of Firstar Bank from 1999 until 2001; Chairman, President and Chief Executive Officer of Mercantile Bank from 1997 until its merger with U.S. Bank National Association (formerly, Firstar Bank, N.A.) in 1999; previously President and CEO of Mark Twain Bancshares, Inc.; Vice-Chairman: BJC HealthCare; Trustee: Barnes-Jewish Hospital and Washington University. Mr. Dubinsky is currently on the board of directors of Insituform Technologies, Inc. and Accentia Biopharmaceuticals, Inc.

Robert E. Lefton, Ph.D.	Robert E. Lefton, Ph.D. has been President and Chief Executive Officer of Psychological Associates, Inc., an international training and consulting firm, since 1958. Page 8
Scott B. McCuaig

Scott B. McCuaig has been Senior Vice President of Stifel Financial Corp. and a director of Stifel Nicolaus since January 1998 and President and Co-Chief Operating Officer of Stifel Nicolaus since August 2002. Prior thereto, Mr. McCuaig served as Managing Director, head of marketing and regional sales manager of Robert W. Baird & Co. Incorporated from June 1988 to January 1998.

James M. Oates

James M. Oates has been Chairman of Hudson Castle Group, Inc. (formerly IBEX Capital Markets, Inc.), a financial services company, since 1997 and Managing Director of The Wydown Group, a financial consulting firm, since 1994. Mr. Oates is a director of Investors Financial Service Corporation (1995 - present), Investors Bank & Trust Corporation (1995 - present), Phoenix Mutual Funds (1985 - present), Connecticut River Bancorp and Connecticut River Bank (1988 - present), and New Hampshire Trust Company (2002 - present). Mr. Oates is also Chairman of the Board of the John Hancock Trust (2005 - present) and the John Hancock Funds II & III (2005 - present), he has been Chairman of the Board of Emerson Investment Management, Inc., since 2000, he is a member of the investment committee of the Endowment for Health, and he is President of the Board of Middlesex School (Concord, MA).

Joseph A. Sullivan

Joseph A. Sullivan has served as Senior Vice President and Director of the Company and Executive Vice President and Director of Fixed Income Capital Markets of Stifel Nicolaus since December 1, 2005. Mr. Mr. Sullivan has responsibility for municipal and taxable fixed income banking, research, and institutional sales and trading. Prior to joining the Company, Mr. Sullivan was elected Executive Vice President of Legg Mason, Inc. in July 2003 and of Legg Mason Wood Walker, Inc. in August 2003. Mr. Sullivan had been Senior Vice President of Legg Mason, Inc. from July 2000 and of Legg Mason Wood Walker, Inc. from August 1994. Mr. Sullivan also serves on the board of Associated Catholic Charities of Maryland and St. Ignatius Loyola Academy.

Robert J. Baer

Robert J. Baer served as President and CEO of UniGroup, Inc., holding company of United Van Lines, LLC and Mayflower Transit, LLC, from 1987 to April 2002. Mr. Baer is currently a director of U.S. Bancorp, Kellwood Company, and Vanliner Insurance Company, Inc. Mr. Baer is currently the Chairman of the St. Louis Metropolitan Sewer District and previously served as Chairman of the St. Louis Police Board and the St. Louis Regional Complex Sports Authority.

Bruce A. Beda

Bruce A. Beda has been Chief Executive Officer of Orion Partners, LLC, a private investment and consulting company, since 1996 and Chief Executive Officer of Kilbourn Capital Management, LLC, a financial asset manager, since 2001.

Frederick O. Hanser

Frederick O. Hanser has been the Vice Chairman and a director of the St. Louis Cardinals, LLC since 1996, and is President and a director of SLC Holdings, LLC, Manager and holding company for the St. Louis Cardinals, LLC. Prior to his role with the St. Louis Cardinals organization, Mr. Hanser practiced law for 30 years, first with the firm of Fordyce and Mayne and then with Armstrong, Teasdale LLP. Mr. Hanser concentrated his practice in banking, corporate and estate taxation, medical law, venture capital, and closely held businesses. Mr. Hanser is a 1963 graduate of Yale University, with a Bachelor of Arts degree. He received his juris doctor degree from Washington University in 1966. Mr. Hanser currently serves on the board for a number of St. Louis organizations, including Southwest Bank, the Backstoppers, St. Luke's Hospital, St. Louis Community Foundation, the Greater St. Louis Area Council Boy Scouts of America, St. Louis Cardinals Community Fund (Cardinals Care), the St. Louis Regional Chamber and Growth Association, the Regional Business Council and The Downtown St. Louis Partnership, Inc.

Ronald J. Kruszewski

Ronald J. Kruszewski has been Chairman of the board of directors of Stifel Financial Corp. and Stifel, Nicolaus & Company, Incorporated since April 2001 and has served as President and Chief Executive Officer of Stifel Financial Corp. and Stifel, Nicolaus & Company, Incorporated since September 1997. Prior thereto, Mr. Kruszewski served as Managing Director and Chief Financial Officer of Baird Financial Corporation and Managing Director of Robert W. Baird & Co. Incorporated from 1993 to September 1997.  Mr. Kruszewski serves on the board of directors of Angelica Corporation and Macroeconomic Advisers, LLC.  Mr. Kruszewski serves on the Board of Trustees of Webster University and the St. Louis Science Center, the board of directors of the St. Louis Regional Chamber and Growth Association, and is Chairman of the Board of Downtown St. Louis Partnership, Inc. Mr. Kruszewski also is a member of the Saint Louis Chapter of the Young Presidents' Organization and The Regional Business Council in St. Louis.

Thomas P. Mulroy

Thomas P. Mulroy has served as Senior Vice President and Director of the Company and Executive Vice President and Director of Equity Capital Markets of Stifel Nicolaus since December 1, 2005. Mr. Mulroy has responsibility for institutional equity sales, trading, and research. Prior to joining the Company, Mr. Mulroy was elected Executive Vice President of Legg Mason, Inc. in July 2002 and of Legg Mason Wood Walker, Inc. in November 2000. Mr. Mulroy became a Senior Vice President of Legg Mason, Inc. in July 2000 and Legg Mason Wood Walker, Inc. in August 1998.

CORPORATE GOVERNANCE PRINCIPLES

Director Independence

Under the guidelines, an independent director is a member of the board of directors who:

    Does not, and has not for the five years prior to the date of determination, received more than $100,000 per year in direct compensation from the company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

    Is not, and has not been for the five years prior to the date of determination, an employee of the company;

    Is not, and has not been, affiliated with or employed by the present or former auditor of the company, or one of the auditors' affiliates, unless it has been more than five years since the affiliation, employment, or the auditing relationship ended;

    Is not, and has not been for the five years prior to the date of determination, part of an interlocking directorship in which an executive officer of the company serves on the compensation committee of a company that concurrently employs the director;

    Is not, and has not been for the five years prior to the date of determination, an executive officer or an employee of another company (1) that accounts for at least 2% or $1 million, whichever is greater, of the company's consolidated gross revenues or (2) for which the company accounts for at least 2% or $1 million, whichever is greater, of such other company's consolidated gross revenues;

    The Board has affirmatively determined has no other material commercial, industrial, banking, consulting, legal, accounting, charitable, or familial relationship with the company, either individually or as a partner, stockholder, or officer of an organization or entity having such a relationship with the company, which relationship would adversely impact the director's independence in connection with the company; and

    Has, and for the five years prior to the date of determination had, no immediate family members (i.e., spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone who shares the director's home) in any of the above categories; provided, however, that in the case of employment of one of the above-described immediate family members, the family member must have served as an officer or partner of the subject entity to impact the director's independence.

It is a responsibility of the board to regularly assess each director's independence and to take appropriate actions in any instance in which the requisite independence has been compromised.

Board of Directors and Committees

During 2005, our board of directors met eight times, including both regularly scheduled and special meetings. During the year, all of the incumbent directors attended at least 75 percent of all meetings held by the board of directors and all committees on which they serve. It is our policy to strongly encourage the members of our board of directors to attend the annual meeting of stockholders. At the last annual meeting, all of the then current directors were in attendance.

The standing committees of our board of directors are the Executive Committee, Audit Committee/Finance Committee, Compensation Committee and Nominating/Corporate Governance Committee. The full text of each charter, other than the charter of the Executive Committee, and our corporate governance guidelines are available in the "Corporate Governance" section of our website located at www.stifel.com, or may be obtained by any stockholder, without charge, upon request. In compliance with the New York Stock Exchange Corporate Governance Standards, our board of directors holds regularly scheduled executive sessions without management, and at least annually schedules an executive session with only independent directors at which a non-management director determined by a rotating schedule presides.

Executive Committee. Messrs. Kruszewski (Chairman), Beda, Lefton and Oates are the current members of the Executive Committee. Except to the extent limited by law, the Executive Committee performs the same functions and has all the authority of our board of directors between meetings of the full board. The Executive Committee met once during 2005.

Audit Committee/Finance Committee. Messrs. Beda (Chairman), Baer, Dubinsky, Ford and Oates are the current members of the Audit Committee/Finance Committee, all of whom are independent directors as defined by the New York Stock Exchange and determined by our board of directors. The duties of the Audit Committee/Finance Committee include:

    recommending to the board of directors a public accounting firm to be placed in nomination for stockholder ratification as our independent auditors and compensating and terminating the independent auditors as deemed necessary;

    meeting periodically with our independent auditors and financial management to review the scope of the proposed audit for the then-current year, the proposed audit fees, and the audit procedures to be utilized, reviewing the audit and eliciting the judgment of the independent auditors regarding the quality of the accounting principles applied to our financial statements; and

    evaluating on an annual basis the qualification, performance and independence of the independent auditors, based on the committee's review of the independent auditors' report and the performance of the independent auditors throughout the year.

Each member of the Audit Committee/Finance Committee is financially literate, knowledgeable and qualified to review financial statements. The "audit committee financial expert" designated by our board of directors is Mr. Beda. The Audit Committee/Finance Committee met six times during 2005. The Audit Committee/Finance Committee operates pursuant to a written charter approved by the Board of Directors which is available in the "Corporate Governance" section of our website, located at www.stifel.com.

Compensation Committee. Messrs. Lefton (Chairman), Oates (Vice Chairman), Beda, Dill and Hanser are the current members of the Compensation Committee, all of whom are independent directors as defined by the New York Stock Exchange and determined by our board of directors. The Compensation Committee met four times during 2005. The duties of the Compensation Committee include:

    reviewing and recommending to our board of directors the salaries of all of our executive officers;

    reviewing market data to assess our competitive position for the components of our executive compensation; and

    making recommendations to our board of directors regarding the adoption, amendment and rescission of employee benefit plans.

Nominating/Corporate Governance Committee. Messrs. Oates (Chairman), Beda, Ford and Lefton are the current members of the Nominating/Corporate Governance Committee, all of whom are independent directors as defined by the New York Stock Exchange and determined by our board of directors. The Nominating/Corporate Governance Committee met four times during 2005. The duties of the Nominating/Corporate Governance Committee include:

    overseeing the search for individuals qualified to become members of our board of directors and selecting director nominees to be presented for approval at the annual meeting of our stockholders;

    considering nominees for directors recommended by our stockholders; and

    reviewing our corporate governance guidelines at least annually and recommending changes to our board of directors as necessary.

In accordance with the committee's charter and our corporate governance guidelines, the Nominating/Corporate Governance Committee considers nominees recommended by stockholders and reviews the qualifications and contributions of the directors standing for election each year. Any stockholder wishing to nominate a candidate for director at a stockholders' meeting must provide advance notice as described under "Stockholder Proposals" in this proxy statement, and must furnish certain information about the proposed nominee, including name, contact information, background, experience and other pertinent information on the proposed candidate. In identifying and evaluating nominees for director, the committee considers, among other things, each candidate's strength of character, judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a need on the board of directors.

We have adopted a Code of Ethics for Directors, Officers and Associates. The code of ethics is posted in the "Corporate Governance" section of our website, located at www.stifel.com, or may be obtained by any stockholder, without charge, upon request.

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors, including the presiding director at the executive sessions of the non-management directors or the non-management directors as a group. Such parties can contact our board of directors by mail at: Stifel Financial Corp., Attention: Ronald J. Kruszewski, Chairman of the Board, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102. All communications made by this means will be received by the Chairman of the Board and relayed promptly to the board of directors or the individual directors as appropriate.

Compensation of Directors

In recognition of the increasing time requirements pertaining to the preparation for and attendance at our board of directors meetings, our board of directors approved an increase in the fees paid to non-employee directors effective May 1, 2005. Non-employee directors are paid an annual retainer of $40,000 for attending board of director and committee meetings and are reimbursed for expenses incurred in attending these meetings. Additionally, the chair of each of the Audit Committee/Finance Committee, Compensation Committee and Nominating/Corporate Governance Committee receives $8,000, $3,000 and $3,000, respectively, for services in such capacity. Non-employee directors are required to defer all director fees into stock units. These stock units are granted annually pursuant to the Equity Incentive Plan for Non-Employee Directors. Directors who are also our employees do not receive any compensation for their service as directors, but we pay their expenses for attendance at meetings of the board of directors.

Pursuant to the Equity Incentive Plan for Non-Employee Directors, each new non-employee director is granted options to purchase 5,000 shares of our common stock at the current market price on the date the individual first becomes a director. In addition, stock options to purchase 1,000 shares of our common stock are granted automatically to each non-employee director each January 1st through 2009.

Compensation Committee Interlocks and Insider Participation

During 2005, the Compensation Committee was composed of Messrs. Lefton, Oates, Beda, Dill and Hanser, each of whom is an independent director under the rules of the New York Stock Exchange and as determined by our board of directors. There are no interlocks or insider participation matters to report.

EXECUTIVE COMPENSATION

The following table presents summary information concerning compensation earned in the three most recently completed years by our chief executive officer and each of our four most highly compensated other executive officers for services rendered to us and our subsidiaries.

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
			Bonus(1)
Name and Principal Position	Year	Salary($)	Cash($)	Stock Units($)(2)	Stock Units($)(2)	Options(#)	All Other Compensation($)(3)
Ronald J. Kruszewski Chairman, President and Chief Executive Officer of Stifel Financial Corp. and Chief Executive Officer of Stifel Nicolaus	2005	$200,000	$1,207,500	$258,750	$2,088,125	--	$21,152
	2004	200,000	1,387,000	228,000	413,250	--	1,349
	2003	200,000	937,500	125,000	265,625	30,000	14,419
Scott B. McCuaig Senior Vice President of Stifel Financial Corp. and President and Co-Chief Operating Officer of Stifel Nicolaus	2005	175,000	850,000	--	487,500	--	11,152
	2004	175,000	843,750	112,500	238,053	--	2,225
	2003	175,000	600,000	80,000	170,000	20,000	2,531
James M. Zemlyak Senior Vice President, Chief Financial Officer and Treasurer of Stifel Financial Corp. and Executive Vice President, Co-Chief Operating Officer and Chief Financial Officer of Stifel Nicolaus	2005	175,000	682,500	146,250	519,375	--	1,152
	2004	175,000	752,500	161,250	241,875	--	2,301
	2003	175,000	465,500	99,750	149,626	20,000	2,531
David D. Sliney Senior Vice President of Stifel Financial Corp. and Stifel Nicolaus	2005	150,000	318,750	42,500	290,313	--	1,152
	2004	143,750	315,000	67,500	101,250	--	1,407
	2003	125,000	260,000	16,250	115,001	7,000	971
David M. Minnick (4) Senior Vice President and General Counsel of Stifel Financial Corp. and Stifel Nicolaus	2005	125,000	127,500	--	53,125	--	759
	2004	23,237	70,000	--	50,000	3,000	--
	2003	--	--	--	--	--	--

(1) Represents bonuses paid under the executive compensation plans described in the section entitled "Compensation Committee Report on Executive Compensation" of this proxy statement.

(2) Pursuant to the Stifel, Nicolaus & Company, Incorporated Wealth Accumulation Plan, participants in the plan receive, on a mandatory basis, stock units as a portion of their incentive compensation earned. Participants may also elect to receive up to 15 percent of incentive compensation earned by such individuals in stock units. In addition, each individual also receives stock units equal to 25 percent of the mandatory and elective stock units portion of the incentive compensation. All stock units are issued to participants based upon the fair market value of our common stock on the date of issuance. Units received on a mandatory basis vest ratably over a three-year period following the date of issuance. Units that the participant elects to receive are fully vested on the date of issuance. Units issued as the 25 percent match vest at the end of the three-year period following the date of issuance. The elective deferral units received as part of a participant's incentive compensation are reported under the "Bonus" column, while units issuable as the 25 percent match and the units that are subject to mandatory deferral are reported under the "Long-Term Compensation" column. The aggregate value of stock units held by Messrs. Kruszewski, McCuaig, Zemlyak, Sliney and Minnick at December 31, 2005 was $12,242,401, $3,209,656, $3,118,281, $1,022,598, and $148,652, respectively, based upon a last transaction price of $37.51 on December 30, 2005. The aggregate number of stock units held by Messrs. Kruszewski, McCuaig, Zemlyak, Sliney and Minnick at December 31, 2005 was 326,377, 85,568, 83,132, 27,262, and 3,963, respectively.

(3) For 2005, we contributed $500 to our profit sharing plan for each of Messrs. Kruszewski, McCuaig, Zemlyak, Sliney and Minnick; and $652 to the Stifel Financial Corp. Stock Ownership Plan and Trust for each of Messrs. Kruszewski, McCuaig, Zemlyak, and Sliney and $259 to Mr. Minnick. In addition, Messrs. Kruszewski and McCuaig were paid $20,000 and $10,000, respectively for discretionary business expenses.

(4) Mr. Minnick became an executive officer on October 24, 2004.

Option Grants In Last Year

There were no stock option grants made during 2005 to the individuals named in the Summary Compensation Table.

Fiscal Year-End Option Values

The following table sets forth information concerning the number of exercisable and unexercisable stock options at December 31, 2005 held by the individuals named in the Summary Compensation Table.

			Shares Underlying Unexercised Options at December 31, 2005(#)		Value of Unexercised, In-the-Money Options held at December 31, 2005($)(1)
Name	Shares acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Ronald J. Kruszewski	0	$0	198,301	45,332	$5,864,076	$1,329,028
Scott B. McCuaig	0	0	128,536	26,665	3,747,231	780,071
James M. Zemlyak	0	0	114,669	26,665	3,436,993	780,071
David D. Sliney	0	0	29,268	10,931	870,759	320,637
David M. Minnick	0	0	600	2,400	10,809	43,236

(1) Based on the last reported share price of our common of stock of $37.51 on December 31, 2005.

Employment Agreements and Other Compensation Arrangements

We entered into an employment letter with Ronald J. Kruszewski as of September 25, 1997. Under the employment letter, Mr. Kruszewski receives an annual salary of at least $200,000 and he is eligible to participate in the executive bonus pool and in all other employee benefits we provide to senior executive officers.

Stifel Nicolaus and Scott B. McCuaig entered into an arrangement on January 26, 1998 which provides for the employment of Mr. McCuaig at a base salary of $175,000 per annum. Mr. McCuaig is eligible to participate in our executive bonus pool and in all other employee benefits provided to our senior executive officers.

Stifel Nicolaus and James M. Zemlyak entered into an arrangement on February 1, 1999 which provides for the employment of Mr. Zemlyak at a base salary of $175,000 per annum. Mr. Zemlyak is eligible to participate in all other employee benefits provided to our senior executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the board of directors furnishes the following report:

Compensation Philosophy

The Compensation Committee approves the policies for and structure and amount of compensation of our senior executive officers, including our chief executive officer and the other executive officers named in the summary compensation table. The committee's goal is to establish compensation programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus their efforts on our strategic goals by aligning their financial interests closely with stockholder interests. The committee is composed entirely of independent directors as defined by the New York Stock Exchange and determined by our board of directors.

Base Salary

An executive's base salary, upon employment with us, is established with reference to the base salaries paid to officers in similar positions at companies that we believe are our competitor's for executive talent and the level of experience and performance profile of the particular executive officer. In considering the competitors in the market, we emphasize regional brokerage firms with similar revenue, earnings and market capitalization profiles to us. Base salaries generally are average relative to comparable firms in the industry.

Base salaries of all executive officers are then reviewed by us on an annual basis, with pay increases based on individual and business unit performance. In the case of all executive officers other than Mr. Kruszewski, the committee also receives and considers the recommendations of the Chief Executive Officer.

Annual Incentive Compensation

A significant component of our executive officer compensation program is cash remuneration in the form of annual incentive bonuses. Bonuses are determined based upon the performance of the company, the individual executive and his operating unit during the year. In evaluating performance, financial, non-financial and strategic objectives are considered. Bonuses make up a significant portion of the executive officers' total compensation (as much as 90 percent for 2005). The committee believes that basing a substantial portion of an executive officer's compensation on performance motivates the executive to perform at the highest possible level.

For services rendered during the year ended December 31, 2005, certain of our executive officers received performance-based cash bonuses based upon the achievement of certain financial and non-financial objectives. The financial objectives that we used for the establishment of annual incentive compensation primarily consist of revenue growth and net income of the company. The non-financial objectives that we consider are based upon the duties and responsibilities of the executive officer, the achievement of which may be considered in the payment of a discretionary bonus to the executive officer, even in the case that the financial criteria are not achieved. For services performed in 2005, the committee approved the award of performance-based cash bonuses to each of Messrs. Kruszewski, McCuaig, Zemlyak, Sliney and Minnick in the amounts set forth in the summary compensation table.

As another component of our executive officer compensation program, the committee may award executive officers stock options or stock units for shares of our common stock. The committee believes that stock options and stock units provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve our longer-term strategic goals by aligning the long-term financial interests of the executive officers with those of our stockholders. Additionally, pursuant to our deferred compensation program, an executive officer may defer, on an elective basis, a portion of his annual bonus into stock units. The elective portion of the stock unit award is fully vested and reported under the "Bonus" column of the summary compensation table. For services performed in 2005, Messrs. Kruszewski, Zemlyak and Sliney elected to defer a portion of their annual bonuses.

Long-Term Incentive Compensation

The committee believes that long-term incentive compensation is the most direct way of tying executive compensation to increases in stockholder value. Pursuant to our deferred compensation program, a portion of each executive officer's annual bonus will be deferred, on a mandatory basis, into stock units. The mandatory deferrals, as well as the elective deferrals discussed above, are matched in our stock units equal to 25 percent of the amount of the combined deferral. The mandatory portion of the stock unit award vests ratably over a three-year period. The matching portion of the stock unit award vests at the end of a three-year period. The percentages of the mandatory deferrals are set annually by our committee. For services performed in 2005, stock units as long-term compensation were issued to each of Messrs. Kruszewski, McCuaig, Zemlyak, Sliney and Minnick.

The committee believes that the stock option, restricted stock units and deferred compensation components of our executive officer compensation program over time will increase the levels of beneficial ownership of our executive officers. This aligns the interests of those persons who have the greatest ability to affect our financial results closely with the interests of our stockholders. The committee also believes that significant levels of beneficial ownership and ownership potential will assist us in retaining the services of the executive officers.

Chief Executive Officer Compensation

In keeping with the general compensation policy outlined above, Mr. Kruszewski's base salary for 2006 will be $200,000 which is unchanged from his date of hire in October, 1997. Mr. Kruszewski participates in our incentive compensation programs under similar terms and conditions as the other named executive officers as previously discussed in this committee report. In determining Mr. Kruszewski's bonus for 2005, the committee considered many factors, including the following:

    Our stock performance in comparison with the Standard & Poor's 500 and our peer group over five, three and one year time frames;

    2005 represented the tenth consecutive year of record net revenues for us;

    2005 net revenue increased 7% over 2004;

    Our successful acquisition and integration of the Legg Mason Capital Markets business;

    Our Capital Markets and Private Client Group growth;

    Our record net revenues in 2005 for our Private Client Group and Equity Capital Markets;

    Our return on average equity for 2005 totaled 14% and pre-tax margins were 12%; and

    The compensation of chief executive officers of other brokerage firms, including similar brokerage firms, as of their most recent proxy statements.

In accordance with the compensation philosophy described above, the committee believes that Mr. Kruszewski's compensation is competitive with the compensation paid by other companies in its industry to their chief executive officers.

Compensation of Other Senior Executives

The committee approved individual salary levels and bonus amounts for each executive officer other than Mr. Kruszewski following a presentation by Mr. Kruszewski of his evaluation of each executive officer's individual and business unit performance and his bonus recommendation for such executive officer. Mr. Kruszewski also summarized for the committee the performance of each executive officer relative to the financial and non-financial objectives established for such executive officer at the beginning of the year. In his presentation to the committee, Mr. Kruszewski utilized historical compensation information prepared by a third-party organization for a group of regional brokerage firms for background on competitive salary levels within the industry.

The committee also reviewed and approved the terms of specific compensation arrangements entered into by us with certain executive officers. The committee believes that such arrangements were evaluated and approved on a basis consistent with our overall compensation philosophy.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid to the chief executive officer and the other most highly compensated executive officers of a public company will generally be non-deductible for federal income tax purposes, subject to certain exceptions. The committee intends to structure compensation arrangements in a manner that will avoid the deduction limitations imposed by Section 162(m) in appropriate circumstances. However, the committee believes that it is important and necessary that the committee retain the right and flexibility to provide and revise compensation arrangements, such as base salary and cash bonus incentive opportunities, that may not qualify under Section 162(m) if, in the committee's view, such arrangements are in the best interests of the company and its stockholders.

Conclusion

Through the program described above, a significant portion of our executive compensation is linked directly to individual and corporate performance and stock price appreciation. The committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

Although the forgoing describes our current compensation policies applicable to our executive officers, we reserve the right to reevaluate and change these policies at such time and in such manner as we deem necessary or appropriate from time to time.

2005 Compensation Committee
Robert E. Lefton, Chairman
James M. Oates, Vice-Chairman
Bruce A. Beda
Charles A. Dill
Frederick O. Hanser

April 5, 2006

* * *

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the cumulative stockholder returns, including the reinvestment of dividends, of our common stock on an indexed basis with a Peer Group Index, and the Standard and Poor's 500 ("S&P 500") Index for the period beginning December 31, 2000 and ending December 31, 2005. The Peer Group Index consists of six companies, including us, that serve the same markets as us and which compete with us in one or more markets.

Assumes $100 invested on December 31, 2000 in
Stifel Financial Corp. common stock,
Peer Group and S&P 500 Index

Comparison of Five-Year Cumulative Total Return Among
Stifel Financial Corp., Peer Group, and S&P 500 Index
Stifel Financial Corp. (35.1% CAGR*)
Peer Group (13.9% CAGR*)
S&P 500 Index (0.5% CAGR*)
Dollars
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
2000
2001
2002
2003
2004
2005

	2000	2001	2002	2003	2004	2005
Stifel Financial Corp.	$100	$94	$100	$175	$251	$450
Peer Group	100	109	92	139	191	192
S&P 500 Index	100	88	69	88	98	103

Peer Group Companies
Oppenheimer Holdings, Inc.(1)	SWS Group, Inc.
Sanders Morris Harris Group Inc.	Stifel Financial Corp.
First Albany Companies Inc.	Piper Jaffray Companies

(1) Formerly Fahnestock Viner Holdings, Inc.

* Compound Annual Growth Rate

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our officers, directors and nominees for director maintain margin accounts with Stifel Nicolaus pursuant to which Stifel Nicolaus may make loans for the purchase of securities. All margin loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

Richard F. Ford, one of our directors, is a general partner of the management companies that act as the general partner of Gateway Venture Partners III, L.P. and Gateway Partners, L.P. Additionally, Charles A. Dill, one of our directors, is a general partner of Gateway Partners, L.P. We, and Stifel Venture Corp., our subsidiary, own an interest in Gateway Venture Associates, L.P. and Gateway Associates III, L.P., the management companies that are the general partners of Gateway Partners, L.P. and Gateway Venture Partners III, L.P., respectively. We are also a limited partner of Gateway Partners, L.P. At December 31, 2005, our carrying value of these investments was $0.

PROPOSAL II.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee/Finance Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006. Although advisory only because the Audit Committee/Finance Committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission to have the responsibility for the appointment of our independent registered public accounting firm, this proposal is put before you in order to seek your views on this important corporate matter. If you do not ratify the appointment, the Audit Committee/Finance Committee will take the matter under advisement. A resolution will be presented at the meeting to ratify the appointment of Deloitte & Touche LLP.

The following table sets forth the aggregate fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements, and fees for other services rendered by Deloitte & Touche LLP for the fiscal years shown:
	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004

Audit Fees (1)	$ 500,500	$ 415,000
Audit-Related Fees (2)	0	92,000
Tax Fees (3)	0	0
All Other Fees (4)	0 _____________	0 _____________
Total	$ 500,500	$ 507,000

(1) Audit Fees consist of fees rendered for professional services for the audit of our financial statements and internal controls included in our Form 10-K and the review of all financial statements included in our Form 10-Qs during the year ended December 31, 2005 and December 31, 2004 and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagement, comfort letters, consents and other services related to Securities and Exchange Commission matters.

(2) Audit Related Fees consist of fees rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." This category includes fees related to Sarbanes-Oxley Act, Section 404 advisory services.

(3) Tax Fees consist of fees rendered for professional services rendered for tax compliance, tax advice and tax planning.

(4) All Other Fees consist of fees for products and services other than the services reported above. For fiscal years 2005 and 2004 we did not have any fees categorized as "Other Fees."

Our Audit Committee/Finance Committee has established a policy requiring the approval of all audit engagement fees and terms and the pre-approval of all non-audit services provided to us by Deloitte & Touche LLP. The policy prohibits the Audit Committee/Finance Committee from delegating to management the committee's responsibility to pre-approve permitted services of our independent registered public accounting firm.

During 2005, the Audit Committee/Finance Committee pre-approved non-audit services related to assistance with documenting controls under Sarbanes-Oxley Section 404. For the year 2005, the Audit Committee/Finance Committee pre-approved 100% of fees categorized as "Audit-Related Fees."

The Audit Committee/Finance Committee has considered whether Deloitte & Touche LLP's provision of non-audit services was compatible with maintaining the independence of Deloitte & Touche LLP.

We have been advised that a representative of Deloitte & Touche LLP will be present at the meeting with an opportunity to make a statement if such representative desires and will be available to respond to questions of the stockholders.

The affirmative vote of a majority of the votes cast, present or represented by proxy at the meeting, is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2006. We recommend a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2006.

REPORT OF THE AUDIT COMMITTEE/FINANCE COMMITTEE

The Audit Committee/Finance Committee of the board of directors oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The committee operates pursuant to a written charter which was approved and adopted by the board of directors. Our board of directors has determined that each of the members of the committee is independent within the meaning of the listing standards of the Securities and Exchange Commission and the New York Stock Exchange. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. Our board of directors has determined that Bruce A. Beda meets the Securities and Exchange Commission's requirements for and has designated him as, the "Audit Committee Financial Expert."

In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in our Annual Report on Form 10-K with management. In connection with its review of our financial statements, the committee discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee meets with the independent registered public accounting firm, with and without management present, to discuss their evaluations of our internal controls and the overall quality of our financial reporting. The committee reviewed with the independent registered public accounting firm the acceptability of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including, but not limited to, those matters under Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). The committee has received from the independent registered public accounting firm the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In connection with this disclosure, the committee has discussed with the independent registered public accounting firm the accountants' independence from management and us. The committee also reviews the internal audit department's organization, responsibilities, budget and staffing. The committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, identification of audit risks and the results of the audit examinations.

Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States of America. Our independent registered public accounting firm is responsible for auditing those financial statements. The committee's responsibility is to monitor and review these processes. It is not the committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the committee are not employees and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on our financial statements. The committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee's considerations and discussions with management and the independent registered public accounting firm do not assure that our financial statements are presented in accordance with generally accepted accounting principles in the United States of America, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent registered public accounting firm are in fact "independent."

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

2005 Audit Committee/Finance Committee

Bruce A. Beda, Chairman
Robert J. Baer
John P. Dubinsky
Richard F. Ford
James M. Oates

April 5, 2006

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STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2007 annual meeting of stockholders must be received by us by December 8, 2006 for inclusion in our proxy statement and proxy card relating to that meeting. Upon receipt of any such proposal, we will determine whether to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Under our by-laws, stockholder proposals, including nominations of directors, which do not appear in the proxy statement may be considered at a meeting of stockholders only if they involve a matter proper for stockholder action and written notice of the proposal is received by our corporate secretary not less than 60 days nor more than 90 days prior to the meeting; provided that if less than 70 days' notice or prior public disclosure of the date of a stockholders' meeting is given by us, notice must be timely received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the meeting was mailed or (b) the day on which public disclosure was made. The notice must contain the name, address and beneficial ownership of the stockholder, a brief description of the proposal to be brought or the name, age, address, business history, beneficial ownership and written consent to being named by any proposed nominee, any material interest of the stockholder in the proposal or any arrangement or understanding between the stockholder and the proposed nominee required to be disclosed under the proxy regulations, and the number of shares known by such stockholder to be supporting the proposal on the date notice is given.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our officers and directors, and persons who own more than 10 percent of our outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, except for one late report, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 2005. Bernard N. Burkemper filed one late report during the year ended December 31, 2005.

ANNUAL REPORT

We simultaneously mailed the annual report for the year ended December 31, 2005 to our stockholders.

A copy our annual report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (excluding exhibits), may be obtained by any stockholder, without charge, upon written request to James M. Zemlyak, Stifel Financial Corp., 501 North Broadway, St. Louis, MO 63102, or by accessing our Internet site at www.stifel.com and clicking the "Investor Relations/SEC Filings" section.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this proxy is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the proxy statement to any stockholder at your address. If you wish to receive a separate copy of the proxy statement, you may call us at 800-488-0970, or send a written request to James M. Zemlyak, Investor Relations, Stifel Financial Corp., One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102. If you have received only one copy of the proxy statement and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy statement may request delivery of a single copy, also by calling us at the number or writing to us at the address listed above.

OTHER MATTERS

Management knows of no business to be brought before the annual meeting of stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy card promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention is appreciated.

MISCELLANEOUS

We will bear the cost of solicitation of proxies. Proxies will be solicited by mail. They also may be solicited by officers and regular employees of us and our subsidiaries personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

By Order of the Board of Directors,

/s/ Marcia J Kellams
Marcia J. Kellams, Secretary

April 7, 2006

St. Louis, Missouri

STIFEL FINANCIAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints Ronald J. Kruszewski and Marcia J. Kellams (or such other person as is designated by the board of directors of Stifel Financial Corp. ("Stifel")) (the "Proxies"), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated on the reverse side all of the shares of common stock, $0.15 par value, of Stifel entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held on May 9, 2006 and at any adjournments or postponements thereof. The undersigned acknowledges receipt of the 2005 annual report to stockholders and the Notice of the Annual Meeting and the Proxy Statement.

Dated: ______________________________,2006

Signature ______________________________

Signature (if held jointly) ______________________________

Please sign this proxy card exactly as your shares are registered. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one person holds the power to vote the same, any one of them may sign this proxy card. If the shareholder is a corporation, this proxy card must be signed by a duly authorized officer of the shareholder.

STIFEL FINANCIAL CORP.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all the named nominees for director and "FOR" Proposal 2.

THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1. ELECTION OF DIRECTORS:

☐ FOR all nominees listed below (except as marked below) ☐ WITHHOLD AUTHORITY to vote for all nominees listed below

For term expiring in 2009:

Charles A. Dill
Richard F. Ford
Richard J. Himelfarb
James M. Zemlyak

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as Stifel's independent registered public accounting firm:

☐ For ☐ Against ☐ Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

☐ PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING IN PERSON.